Exhibit 99.1

Barnes & Noble Reports Fiscal 2018 Second Quarter Financial Results

Reiterates Full-Year Guidance

NEW YORK--(BUSINESS WIRE)--November 30, 2017--Barnes & Noble, Inc. (NYSE:BKS) today reported sales and earnings for its fiscal 2018 second quarter ended October 28, 2017.

Total sales for the second quarter were $791.1 million, declining 7.9% as compared to the prior year. Comparable store sales decreased 6.3%, with approximately half of this decline attributable to last year's release of Harry Potter and The Cursed Child. The balance of the decline was primarily due to non-book categories.

“Comparable sales improved throughout the second quarter and into November,” said Demos Parneros, Chief Executive Officer of Barnes & Noble, Inc. “Book sales continued to strengthen, and we saw improved traffic and conversion trends. As a result of the improving trends, we will continue to place a greater emphasis on books, while further narrowing our non-book assortment. We expect these improvements to continue as we head into the holiday season which, coupled with cost reductions, will enable us to achieve EBITDA of $180 million.”

The consolidated second quarter net loss was $30.1 million, or $0.41 per share, compared to a loss of $20.4 million, or $0.29 per share, in the prior year. The consolidated operating loss was $52.2 million for the quarter.

The Company incurred an EBITDA loss of $25.0 million for the quarter, primarily due to the comparable store sales decline.

Outlook

For fiscal 2018, the Company expects comparable sales to decline in the low single digits and full year consolidated EBITDA to be approximately $180 million. The Company expects comparable store sales to be approximately flat for the balance of the fiscal year. Additionally, the company plans to reduce costs by $40 million for the full fiscal year.

Conference Call

A conference call with Barnes & Noble, Inc.’s senior management will be webcast beginning at 10:00 A.M. ET on Thursday, November 30, 2017, and is accessible at investors.barnesandnobleinc.com.

Barnes & Noble, Inc. will report fiscal 2018 third quarter results on or about March 1, 2018.

About Barnes & Noble, Inc.

Barnes & Noble, Inc. (NYSE:BKS) is the nation’s largest retail bookseller, and a leading retailer of content, digital media and educational products. The Company operates 632 Barnes & Noble bookstores in 50 states, and one of the Web’s premier e-commerce sites, BN.com (www.bn.com). The Nook Digital business offers a lineup of popular NOOK® tablets and eReaders and an expansive collection of digital reading and entertainment content through the NOOK Store®. The NOOK Store features more than 4.5 million digital books in the US (www.nook.com), plus periodicals and comics, and offers the ability to enjoy content across a wide array of popular devices through Free NOOK Reading Apps™ available for Android™, iOS® and Windows®.

General information on Barnes & Noble, Inc. can be obtained by visiting the Company's corporate website at www.barnesandnobleinc.com.

BKS – Financial

Forward-Looking Statements

This press release contains certain forward-looking statements (within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended) and information relating to Barnes & Noble that are based on the beliefs of the management of Barnes & Noble as well as assumptions made by and information currently available to the management of Barnes & Noble. When used in this communication, the words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “plan,” “will,” “forecasts,” “projections,” and similar expressions, as they relate to Barnes & Noble or the management of Barnes & Noble, identify forward-looking statements.

Such statements reflect the current views of Barnes & Noble with respect to future events, the outcome of which is subject to certain risks, including, among others, the general economic environment and consumer spending patterns, decreased consumer demand for Barnes & Noble’s products, low growth or declining sales and net income due to various factors, including store closings, higher-than-anticipated or increasing costs, including with respect to store closings, relocation, occupancy (including in connection with lease renewals) and labor costs, the effects of competition, the risk of insufficient access to financing to implement future business initiatives, risks associated with data privacy and information security, risks associated with Barnes & Noble’s supply chain, including possible delays and disruptions and increases in shipping rates, various risks associated with the digital business, including the possible loss of customers, declines in digital content sales, risks and costs associated with ongoing efforts to rationalize the digital business, risks associated with the eCommerce business, including the possible loss of eCommerce customers and declines in eCommerce sales, the risk that financial and operational forecasts and projections are not achieved, the performance of Barnes & Noble’s initiatives including but not limited to new store concepts and eCommerce initiatives, unanticipated adverse litigation results or effects, potential infringement of Barnes & Noble’s intellectual property by third parties or by Barnes & Noble of the intellectual property of third parties, and other factors, including those factors discussed in detail in Item 1A, “Risk Factors,” in Barnes & Noble’s Annual Report on Form 10-K for the fiscal year ended April 29, 2017, and in Barnes & Noble’s other filings made hereafter from time to time with the SEC.

Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results or outcomes may vary materially from those described as anticipated, believed, estimated, expected, intended or planned. Subsequent written and oral forward-looking statements attributable to Barnes & Noble or persons acting on its behalf are expressly qualified in their entirety by the cautionary statements in this paragraph. Barnes & Noble undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise after the date of this communication.

BARNES & NOBLE, INC. AND SUBSIDIARIES
Consolidated Statements of Operations
(In thousands, except per share data)
(Unaudited)

	13 weeks ended	13 weeks ended	26 weeks ended	26 weeks ended
	October 28, 2017	October 29, 2016	October 28, 2017	October 29, 2016

Sales	$791,117	$858,548	$1,644,433	$1,772,430
Cost of sales and occupancy	562,422	603,173	1,162,257	1,239,516
Gross profit	228,695	255,375	482,176	532,914
Selling and administrative expenses	253,728	254,646	496,023	522,537
Depreciation and amortization	27,199	29,994	53,597	61,031
Operating loss	(52,232)	(29,265)	(67,444)	(50,654)
Interest expense, net	2,678	1,961	4,718	3,590
Loss before taxes	(54,910)	(31,226)	(72,162)	(54,244)
Income taxes	(24,816)	(10,817)	(31,290)	(19,419)
Net loss	$(30,094)	$(20,409)	$(40,872)	$(34,825)

Loss per common share:
Basic	$(0.41)	$(0.29)	$(0.56)	$(0.49)
Diluted	$(0.41)	$(0.29)	$(0.56)	$(0.49)

Weighted average common shares outstanding:
Basic	72,597	72,212	72,525	72,558
Diluted	72,597	72,212	72,525	72,558

Dividends declared per common share	$0.15	$0.15	$0.30	$0.30

Percentage of sales:
Sales	100.0%	100.0%	100.0%	100.0%
Cost of sales and occupancy	71.1%	70.3%	70.7%	69.9%
Gross profit	28.9%	29.7%	29.3%	30.1%
Selling and administrative expenses	32.1%	29.7%	30.2%	29.5%
Depreciation and amortization	3.4%	3.5%	3.3%	3.4%
Operating loss	-6.6%	-3.4%	-4.1%	-2.9%
Interest expense, net	0.3%	0.2%	0.3%	0.2%
Loss before taxes	-6.9%	-3.6%	-4.4%	-3.1%
Income taxes	-3.1%	-1.3%	-1.9%	-1.1%
Net loss	-3.8%	-2.4%	-2.5%	-2.0%

BARNES & NOBLE, INC. AND SUBSIDIARIES
Segment Information
(In thousands)
(Unaudited)

	13 weeks ended	13 weeks ended	26 weeks ended	26 weeks ended
	October 28, 2017	October 29, 2016	October 28, 2017	October 29, 2016
Sales
Retail	$769,709	$830,719	$1,599,745	$1,712,432
NOOK	25,964	35,042	55,464	76,090
Elimination	(4,556)	(7,213)	(10,776)	(16,092)
Total	$791,117	$858,548	$1,644,433	$1,772,430

Gross Profit
Retail	$214,436	$238,935	$453,326	$497,222
NOOK	14,259	16,440	28,850	35,692
Total	$228,695	$255,375	$482,176	$532,914

Selling and Administrative Expenses
Retail	$239,630	$235,460	$467,951	$476,152
NOOK	14,098	19,186	28,072	46,385
Total	$253,728	$254,646	$496,023	$522,537

EBITDA
Retail	$(25,194)	$3,475	$(14,625)	$21,070
NOOK	161	(2,746)	778	(10,693)
Total	$(25,033)	$729	$(13,847)	$10,377

Depreciation and Amortization
Retail	$(24,117)	$(24,558)	$(47,196)	$(49,520)
NOOK	(3,082)	(5,436)	(6,401)	(11,511)
Total	$(27,199)	$(29,994)	$(53,597)	$(61,031)

Operating Loss
Retail	$(49,311)	$(21,083)	$(61,821)	$(28,450)
NOOK	(2,921)	(8,182)	(5,623)	(22,204)
Total	$(52,232)	$(29,265)	$(67,444)	$(50,654)

Net Loss
Operating loss	$(52,232)	$(29,265)	$(67,444)	$(50,654)
Interest expense, net	(2,678)	(1,961)	(4,718)	(3,590)
Income taxes	24,816	10,817	31,290	19,419
Total	$(30,094)	$(20,409)	$(40,872)	$(34,825)

Percentage of sales:

Gross Margin
Retail	27.9%	28.8%	28.3%	29.0%
NOOK	66.6%	59.1%	64.6%	59.5%
Total	28.9%	29.7%	29.3%	30.1%

Selling and Administrative Expenses
Retail	31.1%	28.3%	29.3%	27.8%
NOOK	65.9%	68.9%	62.8%	77.3%
Total	32.1%	29.7%	30.2%	29.5%

EBITDA
Retail	-3.3%	0.4%	-0.9%	1.2%
NOOK	0.8%	-9.9%	1.7%	-17.8%
Total	-3.2%	0.1%	-0.8%	0.6%

Depreciation and Amortization
Retail	-3.1%	-3.0%	-3.0%	-2.9%
NOOK	-14.4%	-19.5%	-14.3%	-19.2%
Total	-3.4%	-3.5%	-3.3%	-3.4%

Operating Loss
Retail	-6.4%	-2.5%	-3.9%	-1.7%
NOOK	-13.6%	-29.4%	-12.6%	-37.0%
Total	-6.6%	-3.4%	-4.1%	-2.9%

BARNES & NOBLE, INC. AND SUBSIDIARIES
Consolidated Balance Sheets
(In thousands)
(Unaudited)

	October 28, 2017	October 29, 2016

ASSETS
Current assets:
Cash and cash equivalents	$11,324	$11,365
Receivables, net	73,903	75,744
Merchandise inventories, net	1,177,080	1,218,822
Prepaid expenses and other current assets	141,244	129,404
Total current assets	1,403,551	1,435,335

Property and equipment:
Land and land improvements	2,541	2,541
Buildings and leasehold improvements	1,076,591	1,062,377
Fixtures and equipment	1,644,472	1,592,849
	2,723,604	2,657,767
Less accumulated depreciation and amortization	2,451,675	2,369,074
Net property and equipment	271,929	288,693

Goodwill	207,381	211,276
Intangible assets, net	309,860	310,543
Other non-current assets	9,967	11,916
Total assets	$2,202,688	$2,257,763

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Accounts payable	$656,620	$717,220
Accrued liabilities	280,905	311,150
Gift card liabilities	327,217	344,044
Total current liabilities	1,264,742	1,372,414

Long-term debt	242,833	191,423
Deferred taxes	83,785	54,290
Other long-term liabilities	95,155	110,844

Shareholders' equity:
Common stock; $0.001 par value; 300,000 shares authorized; 112,226 and 111,560 shares issued, respectively	112	112
Additional paid-in capital	1,745,822	1,741,120
Accumulated other comprehensive income	315	198
Retained earnings	(108,383)	(81,319)
Treasury stock, at cost, 39,580 and 39,741 shares, respectively	(1,121,693)	(1,131,319)
Total Barnes & Noble, Inc. shareholders' equity	516,173	528,792
Commitments and contingencies	-	-
Total liabilities and shareholders' equity	$2,202,688	$2,257,763

BARNES & NOBLE, INC. AND SUBSIDIARIES
Earnings (Loss) Per Share
(In thousands, except per share data)
(Unaudited)

	13 weeks ended	13 weeks ended	26 weeks ended	26 weeks ended
	October 28, 2017	October 29, 2016	October 28, 2017	October 29, 2016
Numerator for basic loss per share:
Net loss	$(30,094)	$(20,409)	$(40,872)	$(34,825)
Less allocation of dividends to participating securities	(27)	(188)	(38)	(391)
Net loss available to common shareholders	$(30,121)	$(20,597)	$(40,910)	$(35,216)

Numerator for diluted loss per share:
Net loss available to common shareholders	$(30,121)	$(20,597)	$(40,910)	$(35,216)

Denominator for basic and diluted loss per share:
Basic and diluted weighted average common shares	72,597	72,212	72,525	72,558

Loss per common share:
Basic	$(0.41)	$(0.29)	$(0.56)	$(0.49)
Diluted	$(0.41)	$(0.29)	$(0.56)	$(0.49)

BARNES & NOBLE, INC. AND SUBSIDIARIES
Non-GAAP Reconciliation & Forward-Looking Statement
(In millions)
(Unaudited)

Forward-Looking
Fiscal 2018

EBITDA	$180
Depreciation and amortization	(100)
Operating income	$80

CONTACT:
Media:
Barnes & Noble, Inc.
Mary Ellen Keating, 212-633-3323
Senior Vice President
Corporate Communications
mkeating@bn.com
or
Investors:
Barnes & Noble, Inc.
Andy Milevoj, 212-633-3489
Vice President
Investor Relations and Corporate Finance
amilevoj@bn.com